Exhibit 99.5
                                                                     Page 1 of 2

                                 KAYE GROUP INC.
                              122 EAST 42ND STREET
                               NEW YORK, NY 10168
                                WWW.KAYEGROUP.COM
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NEWS RELEASE                    Contact Person:  Michael P. Sabanos
                                                 Senior Vice President & C.F.O.
FOR IMMEDIATE RELEASE           Phone:           (212) 338-2100
                                Fax:             (212) 867-0368
                                E-Mail :         sabam022@kayegroup.com


                  KAYE ANNOUNCES STOCK REPURCHASE AUTHORIZATION

NEW YORK, NY December 17, 1998 - KAYE GROUP INC. (NASDAQ-KAYE) today announced that its Board of Directors has authorized the repurchase of up to 300,000 shares, or 3.5% of its outstanding Common Stock. Purchases will be made from time to time in the open market and/or through privately-negotiated transactions, subject to general market and other conditions. The Company estimates that purchases will be made over a period of two years. The buyback program will be financed out of internally generated corporate funds. Shares acquired are expected to be available for later issue to fund acquisitions, for use in employee benefit plans and for other corporate purposes.

Bruce D.  Guthart,  Chairman  of the  Board of  Directors  and  Chief  Executive
Officer, said, "The Company believes that an offer of its shares is a substantial incentive to anyone considering an acquisition by the Company. The stock repurchase program reflects the Company's strong financial position and confidence in its long-term prospects."


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                                                                    Exhibit 99.5
                                                                     Page 2 of 2


                              CAUTIONARY STATEMENT


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by the Company with the Securities and Exchange Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to government and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process and the competitive environment in which the Company operates. The words "believe", "expect", "anticipate", "project", "plan", and similar expressions, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The
Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.